EXHIBIT 14


Elfun Traditional and Roth IRAs

        Disclosure Statement and
        Custodial Account Agreement

        April 9, 1998

Contents

Introduction                                                  p. 1

Section One: Instructions                                     p. 3

Section Two: Disclosure Statement                             p. 4

  Part One: Traditional IRAs                                  p. 4

  Part Two: Roth IRAs                                        p. 10

  Part Three: Rules for Both
    Traditional and Roth IRAs                                p. 15

Section Three: Custodial
    Account Agreement                                        p. 18

  Part One: Traditional IRAs                                 p. 18

  Part Two: Roth IRAs                                        p. 20

  Part Three: Provisions Applicable to
    Both Traditional and Roth IRAs                           p. 21


Introduction

What's New in the World of IRAs?

     An Individual Retirement Account ("IRA") has always provided an attractive means to save money for the future on a tax-advantaged basis. Recent changes to Federal tax law have now made the IRA an even more flexible investment and savings vehicle. Among the new changes is the creation of the Roth Individual Retirement Account ("Roth IRA"), which is available for use after January 1, 1998. Under a Roth IRA, the earnings and interest on an individual's nondeductible contributions grow without being taxed, and distributions may be tax-free under certain circumstances. Most taxpayers (except for those with high income levels) are eligible to contribute to a Roth IRA. A Roth IRA can be used instead of a Traditional Individual Retirement Account ("Traditional IRA"), to replace an existing Traditional IRA, or to complement a Traditional IRA you wish to continue maintaining.

     Taxpayers with adjusted gross income of up to $100,000 are eligible to convert existing Traditional IRAs into Roth IRAs. The details on conversion are found in the description of Roth IRAs in this booklet.

     Congress has also made significant changes to Traditional IRAs. First, Congress increased the income levels at which Traditional IRA holders who participate in employer-sponsored retirement plans can make deductible IRA contributions. Second, the rules for deductible contributions by a Traditional IRA holder whose spouse is a participant in an employer-sponsored retirement plan have been liberalized. Third, the 10% penalty tax for premature withdrawals (before age 59 1/2) will no longer apply in the case of withdrawals to pay certain higher education expenses or certain first-time homebuyer expenses.

May I Revoke My Elfun IRA?

     You may revoke a newly established Elfun Traditional or Elfun Roth IRA at any time within seven days after the date on which you receive this Disclosure Statement. An Elfun Traditional or Elfun Roth IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

What's in This Document?

     In this Document you will find detailed information about Roth IRAs and about the changes that have been made to Traditional IRAs.

     The first section contains the instructions you will need to open a new Elfun Traditional or Elfun Roth IRA, to transfer from another IRA to an Elfun IRA, or to convert an Elfun Traditional IRA to an Elfun Roth IRA.

     The second section contains our Elfun IRA Disclosure Statement. The Disclosure Statement is divided into three parts:

     o Part One describes the basic rules and benefits which are specifically applicable to your Elfun Traditional IRA.

     o Part Two describes the basic rules and benefits which are specifically applicable to your Elfun Roth IRA.

     o Part Three describes important rules and information applicable to both Elfun (Traditional and Roth) IRAs.

     The third section contains the Elfun IRA Custodial Account Agreement. The Custodial Account Agreement is also divided into three parts:

     o Part One contains provisions specifically applicable to Elfun Traditional IRAs.

     o    Part Two contains provisions specifically applicable to Elfun Roth
          IRAs.

     o Part Three contains provisions applicable to both Elfun (Traditional and Roth) IRAs.

What's the Difference Between a Traditional IRA and a Roth IRA?

     With a Traditional IRA, an individual can contribute up to $2,000 per year and may be able to deduct the contribution from taxable income, reducing income taxes. Taxes on investment growth and dividends are deferred until the money is withdrawn. Withdrawals are taxed as additional ordinary income when received. Nondeductible contributions, if any, are withdrawn tax-free. Withdrawals before age 59 1/2 are assessed a 10% penalty in addition to income tax, unless an exception applies.

     With a Roth IRA, the contribution limits are essentially the same as Traditional IRAs, but there is no tax deduction for contributions. All dividends and investment growth in the account are tax-free. Most important with a Roth
IRA: there is NO INCOME TAX on qualified withdrawals from your Roth IRA. Additionally, unlike a Traditional IRA, there is no prohibition on making contributions to Roth IRAs after turning age 70 1/2, and there's no requirement that you begin making minimum withdrawals at that age.

     The chart on the next page highlights some of the major differences between a Traditional IRA and a Roth IRA:


  CHARACTERISTICS             TRADITIONAL IRA                                         ROTH IRA
------------------------------------------------------------------------------------------------------------------------------------
  ELIGIBILITY                 o Individuals (and their spouses)                      o Individuals (and their spouses)
                                who receive compensation                               who receive compensation

                              o Individuals age 70 1/2 and over                      o Individuals age 70 1/2 and over
                                MAY NOT contribute                                     MAY contribute
------------------------------------------------------------------------------------------------------------------------------------
  TAX TREATMENT               o Subject to limitations, contributions                o No deduction permitted for amounts
  OF CONTRIBUTIONS              are deductible                                         contributed
------------------------------------------------------------------------------------------------------------------------------------
  CONTRIBUTION LIMITS         o Individuals may contribute up to $2,000              o Individuals may generally contribute up to
                                annually (or 100% of compensation, if less)            $2,000 (or 100% of compensation, if less)

                              o Deductibility depends on income level for            o Ability to contribute phases out at income
                                individuals who are active participants in an          levels of $95,000 to $110,000 (individual
                                employer-sponsored retirement plan                     taxpayer) and $150,000 to $160,000
                                                                                       (married taxpayers)

                              o Overall limit for contributions to ALL IRAs          o Overall limit for contributions to ALL IRAs
                                (Traditional and Roth combined) is $2,000              (Traditional and Roth combined) is $2,000
                                annually (or 100% of compensation, if less)            annually (or 100% of compensation, if less)
------------------------------------------------------------------------------------------------------------------------------------
  EARNINGS                    o Earnings and interest are not taxed                  o Earnings and interest are not taxed
                                when received by your IRA                              when received by your IRA
------------------------------------------------------------------------------------------------------------------------------------
  ROLLOVER/CONVERSIONS        o Individuals may rollover amounts held in             o Rollovers from other Roth IRAs or Traditional
                                employer-sponsored retirement arrangements             IRAs ONLY
                                (401(k), SEP IRA, etc.) tax free to                  o Amounts rolled over (or converted) from
                                Traditional IRA                                        another Traditional IRA are subject to income
                                                                                       tax in the year rolled over or converted
                                                                                     o Tax on amounts rolled over or
                                                                                       converted in 1998 is spread over
                                                                                       four year period (1998- 2001)
------------------------------------------------------------------------------------------------------------------------------------
  WITHDRAWALS                o Total (principal + earnings) taxable as               o Not taxable as long as a qualified
                               income in year withdrawn (except for                    distribution--generally, account open for
                               any non-deductible contributions)                       5 years, and age 59 1/2

                             o Minimum withdrawals must begin                        o Minimum withdrawals NOT REQUIRED
                               after age 70 1/2                                         after age 70 1/2
------------------------------------------------------------------------------------------------------------------------------------


Is a Roth or a Traditional IRA Right For Me?

     We cannot act as your legal or tax adviser and so we cannot tell you which kind of IRA is right for you. The information contained in this Document is intended to provide you with the basic information and material you will need to decide whether a Traditional or Roth IRA is better for you, or if you want to convert an existing Traditional IRA to a Roth IRA. We suggest that you consult with your accountant, lawyer or other tax adviser, or with a qualified financial planner, to determine whether you should open a Traditional or Roth IRA or convert any or all of an existing Traditional IRA to a Roth IRA. Your tax adviser can also advise you as to the state tax consequences that may affect whether a Traditional or Roth IRA is right for you.


Other Points to Note.

     The Disclosure Statement found in this Document provides you with the basic information that you should know about Elfun Traditional IRAs and Elfun Roth IRAs. The Disclosure Statement provides general information about the governing rules for these IRAs and the benefits and features offered through each type of IRA. However, the Elfun New Account Form and the Custodial Account Agreement are the primary documents controlling the terms and conditions of your personal Elfun Traditional or Elfun Roth IRA, and these shall govern in the case of any difference with the Disclosure Statement.

     You or your when used throughout this Document refer to the person for whom the Elfun Traditional or Elfun Roth IRA is established. A Roth IRA is either an Elfun Roth IRA or any Roth IRA established by any other financial institution. A Traditional IRA is either an Elfun Traditional IRA or a Traditional IRA established by any other financial institution. As used herein an Elfun Traditional IRA or an Elfun Roth IRA is an IRA offered by GE Investment Distributors, Inc.

Instructions for Opening Your Elfun Traditional IRA or Elfun Roth IRA

1. Read carefully the applicable sections of the Elfun IRA Disclosure Statement, the Traditional or Roth Individual Retirement Custodial Account Agreement (as applicable), the New Account Form and the Elfun Funds prospectus. Consult your accountant, lawyer or other tax adviser if you have any questions about how opening a Traditional IRA or Roth IRA will affect your financial and tax situation.

     You may establish only one Elfun Traditional IRA or one Elfun Roth IRA with each New Account Form. Separate forms must be completed if you want to establish multiple (Roth or Traditional) IRA accounts.

2.   Complete the New Account Form:

     o For an ELFUN TRADITIONAL IRA, check the appropriate box to specify the type of Traditional IRA you are opening and provide the registration and mailing address in boxes 2 and 3.

          If you are making an annual contribution, check the box for a Traditional IRA Contributory, complete Part 4 and enclose a check in the amount of your first contribution. Be sure to indicate whether this is a contribution for last year or for the current year.

          If this is a transfer directly from another IRA custodian or trustee, check the applicable box to indicate whether the assets transferred originated from a qualified plan or 403(b) arrangement or an IRA that held only funds that originated from annual contributions. Complete
          Part 5 and sign the Transfer of Assets section at the bottom of the New Account Form.

          If this is an indirect rollover of amounts distributed to you from another IRA or an employer qualified plan or a 403(b) arrangement, check the applicable box and complete Part 5. Enclose a check for the rollover contribution amount.

          If this is a direct rollover from a qualified plan or 403(b) arrangement, check the box for a Traditional IRA Rollover. Complete
          Part 5 and sign the Transfer of Assets section at the bottom of the New Account Form.

     o For an ELFUN ROTH IRA, check the appropriate box to specify the type of Roth IRA you are opening and provide the registration information and mailing address in boxes 2 and 3.

          If this is an Elfun Roth IRA to which you expect to make contributions each year, enclose a check in the amount of your first contribution. Be sure to indicate whether this is a contribution for last year or for the current year. Annual contribution Roth IRA accounts must be kept separate from a converted or rollover Roth IRA account. NOTE:
          Roth IRAs are available starting January 1, 1998, so you cannot make a contribution for 1997.

          If you are converting an existing Elfun Traditional IRA, indicate your current Elfun IRA account number and how much you are converting. Conversion of an existing Traditional IRA will result in the taxable amount in the existing Traditional IRA being treated as additional income on your income tax return. NOTE: If a conversion, rollover or transfer from a Traditional IRA to a Roth IRA is being made, only amounts converted, rolled over or transferred during the same tax year will be accepted in a single Roth IRA. A separate Roth IRA must be established to hold such amounts from a different tax year. Annual contributions may never be deposited in a Roth IRA holding such converted, rolled over or transferred amounts.

          If you are making a rollover or a transfer from an existing Traditional IRA with a different custodian or trustee to an Elfun Roth IRA, check the box in Part 1 for a Roth IRA - Transfer from existing Traditional IRA. Complete and sign the Transfer of Assets section at the bottom of the New Account Form. A rollover or transfer from an existing Traditional IRA will result in the taxable amount in the existing Traditional IRA being treated as additional income on your income tax return.

          If you are making a rollover or a transfer from another Roth IRA with a different trustee or custodian, check the appropriate box in Part 1 and complete the requested information where indicated in box 2.

     o For either type account, indicate your investment choices in Part 4 or 5.

     o In Part 6, indicate your Primary and Alternate Beneficiaries. (Spousal waiver must be signed if beneficiary is not your spouse and you are a resident of a community property state.)

     o    Sign and date the New Account Form in Part 7.

     o If you are transferring assets from an existing IRA to an Elfun IRA, complete both sides of the Transfer of Assets section at the bottom of the New Account Form. DO NOT DETACH.

3. The Custodian fees for maintaining your IRA are listed in the FEES AND EXPENSES section of Part Three of the Disclosure Statement. Annual fees are not prorated. A notice of annual fee due will be sent to you, at which time you may pay the annual fee by check or it will be withdrawn automatically from your account. Accounts closed or transferred prior to year end will be assessed the annual maintenance fee at that time.

4.   Send the completed forms and checks to:

            Elfun IRA
            P.O. Box 419631
            Kansas City, MO 64141-6631

Disclosure Statement
Part One: Traditional IRAs

Special Note

     Part One of the Disclosure Statement describes the rules applicable to Traditional IRAs beginning January 1, 1998. IRAs described in these pages are called "Traditional IRAs" to distinguish them from the new "Roth IRAs" first available starting in 1998. Roth IRAs are described in Part Two of this Disclosure Statement.

     An Elfun IRA offers you the tax advantages of an individual retirement account while permitting you to direct the investment of account assets in one or more of the Elfun Funds. Definitions of capitalized terms used in this Disclosure Statement but not defined herein are set forth in Article VIII of the Custodial Account Agreement, attached to this Disclosure Statement.

     For Traditional IRA contributions for 1997 (including contributions made up to April 15, 1998 but designated as contributions for 1997), there are different rules for determining the deductibility of your contribution on your federal tax return. For contributions for 1997, the "active participant" limits on deductibility (described below) apply if EITHER spouse is an active participant in an employer-sponsored plan. Also, the adjusted gross income ("AGI") levels for partially deductible or nondeductible Traditional IRA contributions (described below) are lower for 1997 ($25,000 for single taxpayers, with no deduction if your AGI is above $35,000; and $40,000 for married taxpayers filing jointly, with no deduction if your AGI is above $50,000).

     This Part One of the Disclosure Statement describes Traditional IRAs. It does not describe Roth IRAs, a new type of IRA available starting in 1998. Contributions to a Roth IRA are not deductible (regardless of your AGI), but withdrawals that meet certain requirements are not subject to federal income tax, so that dividends and investment growth on amounts held in the Roth IRA can escape federal income tax. Please see Part Two of this Disclosure Statement if you are interested in learning more about Roth IRAs.

Your Traditional IRA

     This Part One contains information about your Elfun Traditional Individual Retirement Custodial Account with State Street Bank and Trust Company as Custodian. A Traditional IRA gives you several tax benefits. Earnings on the assets held in your Traditional IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your Traditional IRA contribution on your federal income tax return. State income tax treatment of your Traditional IRA may differ from federal treatment; ask your state tax department or your personal tax adviser for details.

     Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Traditional IRA, investments and prohibited transactions, fees and expenses, and certain tax requirements.


Eligibility

What are the eligibility requirements for a Traditional IRA?

     You are eligible to establish and contribute to a Traditional IRA for a year if:

     o You received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

     o    You did not reach age 70 1/2 during the year.

Can I contribute to a Traditional IRA for my spouse?

     For each year before the year when your spouse attains age 70 1/2, you can contribute to a separate Traditional IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal IRA." To make a contribution to a Traditional IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal IRA, your spouse must set up a different Traditional IRA, separate from yours, to which you contribute.

Are there any other eligibility requirements in choosing investments for my Elfun Traditional IRA?

     To participate in an Elfun Traditional IRA you must be (1) a regular or senior member of the Elfun Society, (2) the immediate family of those members,
(3) the surviving unremarried spouse of a deceased member, (4) members of the Board of Directors of General Electric Company ("GE"), and (5) such others as the trustees of the Funds (the "Trustees") may permit provided that their participation does not affect the Funds' status as "employees' securities companies" within the meaning of section 2(a) (13) of the 1940 Act. Regular members of the Elfun Society are selected from active employees of GE and/or its majority-owned subsidiaries. Senior members are former members who have retired from those companies. Immediate family is defined as spouse, children or step-children. Consult the current prospectus for the Elfun Funds for additional information.

Contributions

When can I make contributions to a Traditional IRA?

     You may make a contribution to your existing Traditional IRA or establish a new Traditional IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

How much can I contribute to my Traditional IRA?

     For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed). However, under the tax laws, all or a portion of your contribution may not be deductible.

     If you and your spouse have spousal Traditional IRAs, each spouse may contribute up to $2,000 to his or her IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess of the other spouse's compensation over the other spouse's IRA contribution. However, the maximum contribution to either spouse's Traditional IRA is $2,000 for the year.

     If you (or your spouse) establish a new Roth IRA and make contributions to both your Traditional IRA and a Roth IRA, the combined limit on contributions to both your (or your spouse's) Traditional IRA and Roth IRA for a single calendar year is $2,000.

How do I know if my contribution is tax deductible?

     The deductibility of your contribution depends upon your income level and whether you are an active participant in any employer-sponsored retirement plan. If you are not an active participant, the entire contribution to your Traditional IRA is deductible.

     If you are an active participant in an employer-sponsored plan, your Traditional IRA contribution may still be completely or partly deductible on your tax return. This depends on the amount of your income (see table below).

     Similarly, the deductibility of a contribution to a Traditional IRA for your spouse depends upon whether your spouse is an active participant in any employer-sponsored retirement plan. If your spouse is not an active participant, the contribution to your spouse's Traditional IRA will be deductible. If your spouse is an active participant, the Traditional IRA contribution will be completely, partly or not deductible depending upon your combined income.

     An exception to the preceding rules applies to high-income married taxpayers, where one spouse is an active participant in an employer-sponsored retirement plan and the other spouse is not. A contribution to the non-active participant spouse's Traditional IRA will be only partly deductible at an adjusted gross income level on the joint tax return of $150,000, and the deductibility will be phased out as described below over the next $10,000 so that there will be no deduction at all with an adjusted gross income level of $160,000 or higher.

How do I determine my or my spouse's "active participant" status?

     Your (or your spouse's) Form W-2 should indicate if you (or your spouse) were an active participant in an employer-sponsored retirement plan for a year. If you have a question, you should ask your employer or the plan administrator.

     In addition, regardless of income level, your spouse's "active participant" status will not affect the deductibility of your contributions to your Traditional IRA if you and your spouse file separate tax returns for the taxable year and you lived apart at all times during the taxable year.

What are the deduction restrictions for active participants?

     If you (or your spouse) are an active participant in an employer plan during a year, the contribution to your Traditional IRA (or your spouse's Traditional IRA) may be completely, partly or not deductible depending upon your filing status and your amount of adjusted gross income ("AGI"). If AGI is any amount up to the lower limit, the contribution is deductible. If your AGI falls between the lower limit and the upper limit, the contribution is partly deductible. If your AGI falls above the upper limit, the contribution is not deductible.


                      FOR ACTIVE PARTICIPANTS -- 1998


              IF YOU ARE                         IF YOU ARE                    THEN YOUR TRADITIONAL
                SINGLE                     MARRIED FILING JOINTLY               IRA CONTRIBUTION IS
                ------                     ----------------------               -------------------

Adjusted Gross Income (AGI) Level

                 Up to                              Up to                              FULLY
              Lower Limit                        Lower Limit                        DEDUCTIBLE
          ($30,000 for 1998)                 ($50,000 for 1998)
----------------------------------------------------------------------------------------------------

         More than Lower Limit              More than Lower Limit                     PARTLY
             but less than                      but less than                       DEDUCTIBLE
              Upper Limit                       Upper Limit
          ($40,000 for 1998)                 ($60,000 for 1998)
----------------------------------------------------------------------------------------------------

         Upper Limit or more                 Upper Limit or more                        NOT
                                                                                    DEDUCTIBLE

The Lower Limit and the Upper Limit will change for 1999 and later years. The Lower Limit and Upper Limit for these years are shown in the following table. Substitute the correct Lower Limit and Upper Limit in the table above to determine deductibility in any particular year. (Note: if you are married but filing separate returns, your Lower Limit is always zero and your Upper Limit is always $10,000).

                     TABLE OF LOWER AND UPPER LIMITS

                            Single                  Married Filing Jointly
                            ------                  ----------------------

    Year           Lower Limit    Upper Limit     Lower Limit    Upper Limit
    ----           -----------    -----------     -----------    -----------

    1999            $31,000       $41,000         $51,000         $61,000

    2000            $32,000       $42,000         $52,000         $62,000

    2001            $33,000       $43,000         $53,000         $63,000

    2002            $34,000       $44,000         $54,000         $64,000

    2003            $40,000       $50,000         $60,000         $70,000

    2004            $45,000       $55,000         $65,000         $75,000

    2005            $50,000       $60,000         $70,000         $80,000

    2006            $50,000       $60,000         $75,000         $85,000

    2007 and        $50,000       $60,000         $80,000         $100,000
    later


How do I calculate my deduction if I fall in the "partly deductible" range?

     If your AGI falls in the partly deductible range, you must calculate the portion of your contribution that is deductible. To do this, multiply your contribution by a fraction. The numerator is the amount by which your AGI exceeds the lower limit (for 1998: $30,000 if single, or $50,000 if married filing jointly). The denominator is $10,000 (note that the denominator for married joint filers is $20,000 starting in 2007). Subtract this from your contribution and then round down to the nearest $10. The deductible amount is the greater of the amount calculated or $200 (provided you contributed at least $200). If your contribution was less than $200, then the entire contribution is deductible.

     For example, assume that you make a $2,000 contribution to your Traditional IRA for 1998, a year in which you are an active participant in your employer's retirement plan. Also assume that your AGI is $57,555 and you are married, filing jointly. You would calculate the deductible portion of your contribution this way:

            1. The amount by which your AGI exceeds the lower limit
               of the partly deductible range:
               ($57,555-$50,000) = $7,555

            2. Divide this by $10,000:  $ 7,555 = 0.7555
                                        -------
                                        $10,000

            3. Multiply this by your contribution limit:
               0.7555 x $2,000 = $1,511

            4. Subtract this from your contribution:
               ($2,000 - $1,511) = $489

            5. Round this down to the nearest $10: = $480

            6. Your deductible contribution is the greater of this
               amount or $200.

     Even though part or all of your contribution is not deductible, you may still contribute to your Traditional IRA (and your spouse may contribute to your spouse's Traditional IRA) up to the limit on contributions. When you file your tax return for the year, you must designate the amount of non-deductible contributions to your Traditional IRA for the year. See IRS Form 8606.

How do I determine my AGI?

     AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

What happens if I contribute more than allowed to my Traditional IRA?

     The maximum contribution you can make to a Traditional IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an "excess contribution." The excess is calculated using your CONTRIBUTION limit, not the DEDUCTIBLE limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

How can I correct an excess contribution?

     Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2.

What happens if I don't correct the excess contribution by the tax return due date?

     Any excess contribution not withdrawn by the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each subsequent year the excess remains in your account.

     Under limited circumstances, you may correct an excess contribution after tax filing time by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be includable in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all IRAs do not exceed $2,000 and (2) you did not take a deduction for the excess amount (or you file an amended return (Form 1040X) which removes the excess deduction).

How are excess contributions treated if none of the preceding rules apply?

     Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includable in taxable income and may be subject to a 10% premature withdrawal penalty. No deduction will be allowed for the excess contribution for the year in which it is made.

     Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.

Are the earnings on my Traditional IRA funds taxed?

     Any dividends on, or growth of, the investments held in your Traditional IRA are generally tax deferred and will not be taxed until withdrawn by you, unless the tax deferred status of your Traditional IRA is revoked (this is described in Part Three of this Disclosure Statement).

Transfers/Rollovers

Can I transfer or roll over a distribution I receive from my employer's retirement plan into a Traditional IRA?

     Almost all distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) are eligible for rollover to a Traditional IRA. The main exceptions are

     o payments over the lifetime or life expectancy of the participant (or participant and a designated beneficiary);

     o    installment payments for a period of 10 years or more;

     o required distributions (generally the rules require distributions starting at age 70 1/2 or for certain employees starting at retirement, if later); and

     o    payments of employee after-tax contributions.

     If you are eligible to receive a distribution from a tax qualified retirement plan as a result of, for example, termination of employment, plan discontinuance, or retirement, all or part of the distribution may be transferred directly into your Traditional IRA. This is called a "direct rollover." Or, you may receive the distribution and make a regular rollover to your Traditional IRA within 60 days. By making a direct rollover or a regular rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your IRA.

     The maximum amount you may roll over is the amount of employer contributions and earnings distributed. You may not roll over any after-tax employee contributions you made to the employer retirement plan. If you are over age 70 1/2 and are required to take minimum distributions under the tax laws, you may not roll over any amount required to be distributed to you under the minimum distribution rules. Also, if you are receiving periodic payments over your or your and your designated beneficiary's life expectancy or for a period of at least 10 years, you may not roll over these payments. A rollover to a Traditional IRA must be completed within 60 days after the distribution from the employer retirement plan to be valid.


Note: A qualified plan administrator or 403(b) sponsor must withhold 20% of your distribution for federal income taxes unless you elect a direct rollover. Your plan or 403(b) sponsor is required to provide you with information about direct and traditional rollovers and withholding taxes before you receive your distribution and must comply with your directions to make a direct rollover.


The rules governing rollovers are complicated. Be sure to consult your tax adviser or the IRS if you have a question about rollovers.

Once I have rolled over a plan distribution into a Traditional IRA, can I subsequently roll over into another employer's qualified retirement plan?

     Yes. Part or all of an eligible distribution received from a qualified plan may be transferred from the Traditional IRA holding it to another qualified plan. However, the IRA must have no assets other than those which were previously distributed to you from the qualified plan. Specifically, the IRA cannot contain any contributions by you (or your spouse). Also, the new qualified plan must accept rollovers. Similar rules apply to Traditional IRAs established with rollovers from 403(b) arrangements.

Can I make a rollover from my Traditional IRA to another Traditional IRA?

     You may make a rollover from one Traditional IRA to another Traditional IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Traditional IRA. After making a rollover from one Traditional IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Traditional IRA custodian to transfer amounts directly to another Traditional IRA custodian; such a direct transfer does not count as a rollover.)

Can I rollover or transfer non-cash assets into an Elfun Traditional IRA?

     No. Only cash (in the form of a check) is permitted to be deposited as a rollover into an Elfun Traditional IRA from a tax qualified retirement plan or another IRA.

What happens if I combine rollover contributions with my normal contributions in one Traditional IRA?

     If you wish to make both a normal annual contribution and a rollover contribution, you may wish to open two separate Elfun Traditional IRAs by completing two New Account Forms and two sets of forms. You should consult a tax adviser before making your annual contribution to the Traditional IRA you established with rollover contributions (or make a rollover contribution to the IRA to which you make your annual contributions). This is because combining your annual contributions and rollover contributions originating from an employer plan distribution would prohibit the future rollover out of the IRA into another qualified plan. If despite this, you still wish to combine a rollover contribution and the IRA holding your annual contributions, you should establish the account as a Traditional IRA on the New Account Form (not a Rollover IRA or Direct Rollover IRA) and make the contributions to that account.

How do rollovers affect my contribution or deduction limits?

     Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers are not deductible and they do not affect your deduction limits as described above.

Can I convert my Traditional IRA to a Roth IRA?

     The rules for converting a Traditional IRA to a new Roth IRA, or making a rollover from a Traditional IRA to a new Roth IRA, are described in Part Two below.

Withdrawals

When can I make withdrawals from my Traditional IRA?

     You may withdraw from your Traditional IRA at any time. However, withdrawals before age 59 1/2 may be subject to a 10% penalty tax in addition to regular income taxes (see below).

When must I start making withdrawals?

     If you have not withdrawn your entire Traditional IRA by the April 1 following the year in which you reach 70 1/2, you must make minimum withdrawals in order to avoid penalty taxes. The rule allowing certain employees to postpone distributions from an employer qualified plan until actual retirement (even if this is after age 70 1/2) does NOT apply to Traditional IRAs.

     The minimum withdrawal amount is determined by dividing the balance in your Traditional IRA (or IRAs) by your life expectancy or the combined life expectancy of you and your designated beneficiary. The minimum withdrawal rules are complex. Consult your tax adviser for assistance.

     The penalty tax for failure to make the required minimum withdrawals is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

Can I withdraw shares of the Elfun Funds from my Elfun Traditional IRA?

     In addition to cash withdrawals, you are permitted to withdraw shares of the Elfun Funds (but not in certificated form) from your Elfun Traditional IRA.

     Shares of the Elfun Funds may be withdrawn from an Elfun Traditional IRA and transferred in book-entry form to such other Elfun account(s) as you may designate. Shares of the Elfun Funds held in your account may not be withdrawn in book-entry form by means of a rollover of such shares into a qualified employer retirement plan or a transfer of such shares to another IRA.

How are withdrawals from my Traditional IRA taxed?

     Amounts withdrawn by you are includable in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Lump sum withdrawals from a Traditional IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer retirement plans.

     Since the purpose of a Traditional IRA is to accumulate funds for retirement, your receipt or use of any portion of your Traditional IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

     The 10% penalty tax for early withdrawal will not apply if:

     o    The distribution was a result of your death or disability.

     o The purpose of the withdrawal is to pay certain higher education expenses for yourself or your spouse, child, or grandchild. Qualifying expenses include tuition, fees, books, supplies and equipment required for attendance at a post-secondary educational institution. Room and board expenses may qualify if the student is attending at least half-time.

     o The withdrawal is used to pay eligible first-time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse, or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual (or the individual's spouse, if married) did not have an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal. (If there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover). There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

     o The distribution is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary). If there is an adjustment to the scheduled series of payments, the 10% penalty tax may apply. The 10% penalty will not apply if you make no change in the series of payments until the end of five years or until you reach age 59 1/2, whichever is later. If you make a change before then, the penalty will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your Traditional IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2%.

     o The distribution does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year).

     o The distribution does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

How are nondeductible contributions taxed when they are withdrawn?

     A withdrawal of nondeductible contributions (not including earnings) will be tax-free. However, if you made both deductible and nondeductible contributions to your Traditional IRA, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn which bears the same ratio as your total nondeductible Traditional IRA contributions bear to the total balance of all your Traditional IRAs (including rollover IRAs, but not including Roth
IRAs).

     For example, assume that you made the following Traditional IRA contributions:

                     YEAR         DEDUCTIBLE        NONDEDUCTIBLE
                     ----         ----------        -------------
                     1995           $2,000
                     1996           $2,000
                     1997           $1,000             $1,000
                     1998                              $1,000
                                    ------             ------
                                    $5,000             $2,000

     In addition, assume that your Traditional IRA has total investment earnings through 1998 of $1,000. During 1998 you withdraw $500. Your total account balance as of 12-31-98 is $7,500 as shown below:

Deductible Contributions                                     $5,000
Nondeductible Contributions                                  $2,000
Earnings On IRA                                              $1,000
Less 1998 Withdrawal                                         $  500
                                                             ------
Total Account Balance as of 12/31/98                         $7,500

     To determine the nontaxable portion of your 1998 withdrawal, the total 1998 withdrawal ($500) must be multiplied by a fraction. The numerator of the fraction is the total of all nondeductible contributions remaining in the account before the 1998 withdrawal ($2,000). The denominator is the total account balance as of 12-31-98 ($7,500) plus the 1998 withdrawal ($500) or $8,000. The calculation is:

     Total Remaining
Nondeductible Contributions       $2,000 x $500 = $ 125
---------------------------       ------
     Total Account Balance        $8,000


     Thus, $125 of the $500 withdrawal in 1998 will not be included in your taxable income. The remaining $375 will be taxable for 1998. In addition, for future calculations the remaining nondeductible contribution total will be $2,000 minus $125, or $1,875.

     A loss in your Traditional IRA investment may be deductible. You should consult your tax adviser for further details on the appropriate calculation for this deduction if applicable.

Is there a penalty tax on certain large withdrawals or accumulations in my IRA?

     Earlier tax laws imposed a "success" penalty equal to 15% of withdrawals from all retirement accounts (including IRAs, 401(k) or other employer retirement plans, 403(b) arrangements and others) in a year exceeding a specified amount (initially $150,000 per year). Also, there was a 15% estate tax penalty on excess accumulations remaining in IRAs and other tax-favored arrangements upon your death. These 15% penalty taxes have been repealed.


Important: Please see Part Three of this Document which contains important information applicable to ALL Elfun IRAs.

Disclosure Statement
Part Two: Roth IRAs

Special Note

     Part Two of the Disclosure Statement describes the rules generally applicable to Roth IRAs beginning January 1, 1998.

     Roth IRAs are a new kind of IRA available for the first time in 1998. Contributions to a Roth IRA for 1997 are not permitted. Contributions to a Roth IRA are not tax-deductible, but withdrawals that meet certain requirements are not subject to federal income taxes. This makes the dividends on and growth of the investments held in your Roth IRA tax-free for federal income tax purposes if the requirements are met.

     Traditional IRAs, which have existed since 1975, are still available. Contributions to a Traditional IRA may be tax-deductible. Earnings and gains on amounts while held in a Traditional IRA are tax-deferred. Withdrawals are subject to federal income tax (except for prior after-tax contributions which may be recovered without additional federal income tax).

     This Part Two does not describe Traditional IRAs. If you wish to review information about Traditional IRAs, please see Part One of this Disclosure Statement.

Your Roth IRA

     Your Roth IRA gives you several tax benefits. While contributions to a Roth IRA are not deductible, dividends on and growth of the assets held in your Roth IRA are not subject to federal income tax. Withdrawals by you from your Roth IRA are excluded from your income for federal income tax purposes if certain requirements (described below) are met. State income tax treatment of your Roth IRA may differ from federal treatment; ask your state tax department or your personal tax adviser for details.

     Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Roth IRA, investments and prohibited transactions, fees and expenses and certain tax requirements.

Eligibility

What are the eligibility requirements for a Roth IRA?

     Starting with 1998, you are eligible to establish and contribute to a Roth IRA for a year if you received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

     In contrast to a Traditional IRA, with a Roth IRA you may continue making contributions after you reach age 70 1/2.

Can I contribute to a Roth IRA for my spouse?

     Starting with 1998, if you meet the eligibility requirements you can not only contribute to your own Roth IRA, but also to a separate Roth IRA for your spouse out of your compensation or earned income, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal Roth IRA." To make a contribution to a Roth IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal Roth IRA, your spouse must set up a different Roth IRA, separate from yours, to which you contribute.

     Of course, if your spouse has compensation or earned income, your spouse can establish his or her own Roth IRA and make contributions to it in accordance with the rules and limits described in this Part Two of the Disclosure Statement.

Are there any other eligibility requirements in choosing investments for my Elfun Roth IRA?

     To participate in an Elfun Roth IRA you must be (1) a regular or senior member of the Elfun Society, (2) the immediate family of those members, (3) the surviving unremarried spouse of a deceased member, (4) members of the Board of Directors of GE, and (5) such others as the Trustees may permit provided that their participation does not affect the Funds' status as "employees' securities companies" within the meaning of section 2(a) (13) of the 1940 Act. Regular members of the Elfun Society are selected from active employees of GE and/or its majority-owned subsidiaries. Senior members are former members who have retired from those companies. Immediate family is defined as spouse, children or step-children. Consult the current prospectus for the Elfun Funds for additional information.

Contributions

When can I make contributions to a Roth IRA?

     You may make a contribution to your Roth IRA or establish a new Roth IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year. For example, you will have until April 15, 1999 to establish and make a contribution to a Roth IRA for 1998.

     Caution: Since Roth IRAs were not available until January 1, 1998, you may not make a contribution to a Roth IRA for 1997.

How much can I contribute to my Roth IRA?

     For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed).

     Annual contributions may be made only to a Roth IRA annual contribution account which does not contain converted or transferred funds from a Traditional IRA.

     Your Roth IRA limit is reduced by any contributions for the same year to a Traditional IRA. For example, assuming you have at least $2,000 in compensation or earned income, if you contribute $500 to your Traditional IRA for 1998, your maximum Roth IRA contribution for 1998 will be $1,500.

     If you and your spouse have spousal Roth IRAs, each spouse may contribute up to $2,000 to his or her Roth IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess of the other spouse's compensation over the other spouse's Roth IRA contribution. However, the maximum contribution to either spouse's Roth IRA is $2,000 for the year.

     As noted above, the spousal Roth IRA limits are reduced by any contributions for the same calendar year to a Traditional IRA maintained by you or your spouse.

     For taxpayers with high income levels, the contribution limits may be reduced (see below).

Are contributions to a Roth IRA tax deductible?

     Contributions to a Roth IRA are NOT deductible. This is a major difference between Roth IRAs and Traditional IRAs. Contributions to a Traditional IRA may be deductible on your federal income tax return depending on whether or not you are an active participant in an employer-sponsored plan and on your income level.

Are the earnings on my Roth IRA funds taxed?

     Any dividends on or growth of investments held in your Roth IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Roth IRA is revoked. If the withdrawal qualifies as a tax-free withdrawal (see below), amounts reflecting earnings or growth of assets in your Roth IRA will not be subject to federal income tax.

Which is better, a Roth IRA or a Traditional IRA?

     This will depend upon your individual situation. A Roth IRA may be better if you are an active participant in an employer-sponsored plan and your adjusted gross income is too high to make a deductible IRA contribution (but not too high to make a Roth IRA contribution). Also, the benefits of a Roth IRA versus a Traditional IRA may depend upon a number of other factors including: your current income tax bracket versus your expected income tax bracket when you make withdrawals from your IRA, whether you expect to be able to make nontaxable withdrawals from your Roth IRA (see below), how long you expect to leave your contributions in the IRA, how much you expect the IRA to earn in the meantime, and possible future tax law changes.

     Consult a qualified tax or financial adviser for assistance on this question.

Are there any restrictions on contributions to my Roth IRA?

     Taxpayers with very high income levels may not be able to contribute to a Roth IRA at all, or their contribution may be limited to an amount less than $2,000. This depends upon your filing status and the amount of your adjusted gross income (AGI). The following table shows how the contribution limits are restricted:

ROTH IRA CONTRIBUTION

--------------------------------------------------------------------------------
          If You Are                  If You Are                  Then You
        Single Taxpayer                Married                    May Make
                                    Filing Jointly
--------------------------------------------------------------------------------
            Up to                       Up to                       Full
           $95,000                    $150,000                  Contribution
--------------------------------------------------------------------------------
        More than $95,000       More than $150,000         Reduced Contribution
          but less than           but less than              (see explanation
            $110,000                $160,000                       below)
--------------------------------------------------------------------------------
           $110,000                 $160,000                        Zero
            and up                   and up                  (No Contribution)
--------------------------------------------------------------------------------

Adjusted Gross Income (AGI) Level


     Remember, your Roth IRA contribution limit of $2,000 is reduced by any contributions for the same year to a Traditional IRA. If you fall in the reduced contribution range, the reduction formula applies to the Roth IRA contribution limit left after subtracting your contribution for the year to a Traditional IRA.


Note: If you are a married taxpayer filing separately, your maximum Roth IRA contribution limit phases out over the first $10,000 of adjusted gross income. If your AGI is $10,000 or more you may not contribute to a Roth IRA for the year.

How do I calculate my limit if I fall in the "reduced contribution" range?

     If your AGI falls in the reduced contribution range, you must calculate your contribution limit. To do this, multiply your normal contribution limit ($2,000 or your compensation if less) by a fraction. The numerator is the amount by which your AGI exceeds the lower limit of the reduced contribution range ($95,000 if single, or $150,000 if married filing jointly). The denominator is $15,000 (single taxpayers) or $10,000 (married filing jointly). Subtract this from your normal limit and then round down to the nearest $10. The contribution limit is the greater of the amount calculated or $200.

     For example, assume that your AGI for the year is $157,555 and you are married, filing jointly. You would calculate your Roth IRA contribution limit this way:

     1. The amount by which your AGI exceeds the lower limit of the reduced contribution deductible range: ($157,555-$150,000) = $ 7,555

     2.   Divide this by $10,000:    $ 7,555 = 0.7555
                                     -------
                                     $10,000

     3.   Multiply this by $2,000 (or your compensation for the year, if less):
          0.7555 x $2,000 = $1,511

     4.   Subtract this from your $2,000 limit: ($2,000 - $1,511) = $489

     5.   Round this down to the nearest $10 = $480

     6.   Your contribution limit is the greater of this amount or $200.


How do I determine my AGI?

     AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

     There are two additional rules when calculating AGI for purposes of Roth IRA contribution limits. First, if you are making a deductible contribution for the year to a Traditional IRA, your AGI is reduced by the amount of the deduction. Second, if you are converting a Traditional IRA to a Roth IRA in a year (see below), the amount includable in your income as a result of the conversion is not considered AGI when computing your Roth IRA contribution limit for the year. (Note: a bill pending in Congress might affect the first rule--consult your tax adviser or the IRS for the latest developments.)

What happens if I contribute more than allowed to my Roth IRA?

     The maximum contribution you can make to a Roth IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. As noted above, your maximum is reduced by the amount of any contribution to a Traditional IRA for the same year and may be further reduced if you have high AGI. Any amount contributed to the Roth IRA above the maximum is considered an "excess contribution."

     An excess contribution is subject to excise tax of 6% for each year it remains in the Roth IRA.

How can I correct an excess contribution?

     Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2 (unless an exception to the 10% penalty tax applies).

What happens if I don't correct the excess contribution by the tax return due date?

     Any excess contribution not withdrawn by the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each subsequent year the excess remains in your account.

     Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includable in taxable income and may be subject to a 10% premature withdrawal penalty.

     You may reduce the excess contributions by making a withdrawal equal to the excess. Earnings need not be withdrawn. To the extent that no earnings are withdrawn, the withdrawal will not be subject to income taxes or possible penalties for premature withdrawals before age 59 1/2. Excess contributions may also be corrected in a subsequent year to the extent that you contribute less than your Roth IRA contribution limit for the subsequent year. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years.

Conversion of Existing Traditional IRA

Can I convert an existing Traditional IRA into a Roth IRA?

     Yes, starting in 1998 you can convert an existing Traditional IRA into a Roth IRA if you meet the adjusted gross income (AGI) limits described below. Conversion may be accomplished either by establishing a Roth IRA and then transferring the amount in your Traditional IRA that you wish to convert to the new Roth IRA. Or, if you want to convert an existing Traditional IRA with State Street Bank as custodian to a Roth IRA, you may give us directions to convert.

     You are eligible to convert a Traditional IRA to a Roth IRA if, for the year of the conversion, your AGI is $100,000 or less. The same limit applies to married and single taxpayers, and the limit is not indexed to cost-of-living increases. Married taxpayers are eligible to convert a Traditional IRA to a Roth IRA only if they file a joint income tax return; married taxpayers filing separately are not eligible to convert.


  NOTE: No contributions other than Roth IRA conversion contributions made during the same tax year may be deposited in a single Roth IRA conversion account.


     CAUTION: You should be extremely cautious in converting an existing IRA into a Roth IRA early in a year if there is any possibility that your AGI for the year will exceed $100,000. Although a bill pending in Congress would permit you to transfer amounts back to your Traditional IRA if your AGI exceeds $100,000, under the current rules, if you have already converted during a year and you turn out to have more than $100,000 of AGI, there may be adverse tax results for you. Consult your tax adviser or the IRS for the latest developments.

What are the tax results from converting?

     The taxable amount in your Traditional IRA that you convert to a Roth IRA will be considered taxable income on your federal income tax return for the year of the conversion. All amounts in a Traditional IRA are taxable except for your prior non-deductible contributions to the Traditional IRA.

     If you make the conversion during 1998, the taxable income is spread over four years. In other words, you would include one quarter of the taxable amount on your federal income tax return for 1998, 1999, 2000 and 2001.


Should I convert my Traditional IRA to a Roth IRA?

     Only you can answer this question, in consultation with your tax or financial advisers. A number of factors, including the following, may be relevant. Conversion may be advantageous if you expect to leave the converted funds on deposit in your Roth IRA for at least five years and to be able to withdraw the funds under circumstances that will not be taxable (see below). The benefits of converting will also depend on whether you expect to be in the same tax bracket when you withdraw from your Roth IRA as you are now. Also, conversion is based upon an assumption that Congress will not change the tax rules for withdrawals from Roth IRAs in the future, but this cannot be guaranteed.

Transfers/Rollovers

Can I transfer or roll over a distribution I receive from my employer's retirement plan into a Roth IRA?

     Distributions from qualified employer-sponsored retirement plans or 403(b) arrangements (for employees of tax-exempt employers) are NOT eligible for rollover or direct transfer to a Roth IRA. However, in certain circumstances it may be possible to make a direct rollover of an eligible distribution to a Traditional IRA and then to convert the Traditional IRA to a Roth IRA (see above). Consult your tax or financial adviser for further information on this possibility.

Can I make a rollover from my Roth IRA to another Roth IRA?

     You may make a rollover from one Roth IRA to another Roth IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Roth IRA. After making a rollover from one Roth IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Roth IRA custodian to transfer amounts directly to another Roth IRA custodian; such a direct transfer does not count as a rollover.)

How do rollovers affect my Roth IRA contribution limits?

     Rollover contributions, if properly made, do not count toward the maximum contribution. Also, you may make a rollover from one Roth IRA to another even during a year when you are not eligible to contribute to a Roth IRA (for example, because your AGI for that year is too high).

Can I rollover or transfer non-cash assets into an Elfun Roth IRA?

     No. Only cash (in the form of a check) is permitted to be deposited as a rollover into an Elfun Roth IRA from another Roth or Traditional IRA.

Withdrawals

When can I make withdrawals from my Roth IRA?

     You may withdraw from your Roth IRA at any time. If the withdrawal meets the requirements discussed below, it is tax-free. This means that you pay no federal income tax even though the withdrawal includes earnings or gains on your contributions while they were held in your Roth IRA.

When must I start making withdrawals?

     There are no rules on when you must start making withdrawals from your Roth IRA or on minimum required withdrawal amounts for any particular year during your lifetime. Unlike Traditional IRAs, you are not required to start making withdrawals from a Roth IRA by the April 1 following the year in which you reach age 70 1/2.

     After your death, there are IRS rules on the timing and amount of distributions. In general, the amount in your Roth IRA must be distributed by the end of the fifth year after your death. However, distributions to a designated beneficiary that begin by the end of the year following the year of your death and that are paid over the life expectancy of the beneficiary satisfy the rules. If your surviving spouse is your designated beneficiary, the spouse will then be treated as the depositor.

Can I withdraw shares of the Elfun Funds from my Roth IRA?

     In addition to cash withdrawals, you are permitted to withdraw shares of the Elfun Funds (but not in certificated form) from your Elfun Roth IRA.

     Shares of the Elfun Funds may be withdrawn from an Elfun Roth IRA and transferred in book-entry form to another Elfun account you designate. Shares of the Elfun Funds held in your account may not be withdrawn in book-entry form by means of a transfer of such shares to another Roth IRA.

What are the requirements for a tax-free withdrawal?

     To be tax-free, a withdrawal from your Roth IRA must meet two requirements. First, the Roth IRA must have been open for 5 or more years before the withdrawal. Second, at least one of the following conditions must be satisfied:

     o    You are age 59 1/2 or older when you make the withdrawal.

     o    The withdrawal is made by your beneficiary after you die.

     o You are disabled (as defined in IRS rules) when you make the withdrawal.

     o You are using the withdrawal to cover eligible first time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual (or the individual's spouse, if married) did not have an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal (if there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover). There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

     For a Roth IRA that you set up with amounts rolled over or converted from a Traditional IRA, the 5 year period begins with the year in which the conversion or rollover was made. (Note: a bill pending in Congress might affect this rule--consult your tax adviser or the IRS for the latest developments.)

     For a Roth IRA that you started with a normal contribution, the 5 year period starts with the year for which you make the initial normal contribution.

How are withdrawals from my Roth IRA taxed if the tax-free requirements are not met?

     If the qualified withdrawal requirements are not met, a withdrawal consisting of your own prior contribution amounts to your Roth IRA will not be considered taxable income in the year you receive it, nor will the 10% penalty apply. To the extent that the nonqualified withdrawal consists of dividends or gains while your contributions were held in your Roth IRA, the withdrawal is includable in your gross income in the taxable year you receive it, and may be subject to the 10% withdrawal penalty. All amounts withdrawn from your Roth IRA are considered withdrawals of your contributions until you have withdrawn the entire amount you have contributed. After that, all amounts withdrawn are considered taxable withdrawals of dividends and gains.

     Note that, for purposes of determining what portion of any distribution is includable in income, all of your Roth IRA accounts are considered as one single account. Amounts withdrawn from any one Roth IRA account are deemed to be withdrawn from contributions first. Since all your Roth IRAs are considered to be one account for this purpose, withdrawals from Roth IRA accounts are not considered to be from earnings or interest until an amount equal to ALL contributions made to ALL of an individual's Roth IRA accounts is withdrawn. The following example illustrates this:

     A single individual contributes $1,000 a year to his Elfun Roth IRA account and $1,000 a year to the Brand X Roth IRA account over a period of ten years. At the end of 10 years his account balances are as follows:

                                        PRINCIPAL
                                       CONTRIBUTIONS           EARNINGS

ELFUN ROTH IRA                            $10,000               $10,000

BRAND X ROTH IRA                          $10,000               $10,000
                                          -------               -------
TOTAL                                     $20,000               $20,000

     At the end of 10 years, this person has $40,000 in both Roth IRA accounts, of which $20,000 represents his contributions (aggregated) and $20,000 represents his earnings (aggregated). This individual, who is 40, withdraws $15,000 from his Brand X Roth IRA (not a qualified withdrawal). We look to the aggregate amount of all principal contributions--in this case $20,000--to determine if the withdrawal is from contributions, and thus non-taxable. In this example, there is no ($0) taxable income as a result of this withdrawal because the $15,000 withdrawal is less than the total amount of aggregated contributions ($20,000). If this individual then withdrew $15,000 from his Elfun Roth IRA, $5,000 would not be taxable (the remaining aggregate contributions) and $10,000 would be treated as taxable income for the year of the withdrawal, subject to regular income taxes and the 10% premature withdrawal penalty (unless an exception applies).

  NOTE: If passed, a bill currently pending in Congress will change the rules and the results discussed above. Under the proposed legislation, in general, separate Roth IRAs established for annual contributions and conversions for separate years are not aggregated as explained above to determine the tax on withdrawals. See your tax adviser for more information and the latest developments.

     Taxable withdrawals of dividends and gains from a Roth IRA are treated as ordinary income. Withdrawals of taxable amounts from a Roth IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer-sponsored retirement plans, nor are such withdrawals eligible for taxable gains tax treatment.

     Your receipt of any taxable withdrawal from your Roth IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

     The 10% penalty tax for early withdrawal will not apply if any of the following exceptions applies:

     o    The withdrawal was a result of your death or disability.

     o The withdrawal is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary). If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to withdraw the remaining amount in your Roth IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2 to the extent they were includable in your taxable income.

     o The withdrawal is used to pay eligible higher education expenses. These are expenses for tuition, fees, books, and supplies required to attend an institution for post-secondary education. Room and board expenses are also eligible for a student attending at least half-time. The student may be you, your spouse, or your child or grandchild. However, expenses that are paid for with a scholarship or other educational assistance payment are not eligible expenses.

     o The withdrawal is used to cover eligible first time homebuyer expenses (as described above in the discussion of tax-free withdrawals).

     o The withdrawal does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year).

     o The withdrawal does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.


What about the 15 percent penalty tax?

     The rule imposing a 15% penalty tax on very large withdrawals from tax-favored arrangements (including IRAs, 403(b) arrangements and qualified employer-sponsored plans), or on excess amounts remaining in such tax-favored arrangements at your death, has been REPEALED. This 15% tax no longer applies.



NOTE: The discussion of the tax rules for Roth IRAs in this Disclosure Statement is based upon the best available information. However, Roth IRAs are new under the tax laws, and the IRS has not issued regulations or rulings on the operation and tax treatment of Roth IRA accounts. Also, if enacted, legislation now pending in Congress will change some of the rules. Therefore, you should consult your tax adviser for the latest developments or for advice about how maintaining a Roth IRA will affect your personal tax or financial situation.



IMPORTANT: Please see Part Three of this Document which contains important information applicable to ALL Elfun IRAs.

Disclosure Statement
Part Three: Rules for Both Traditional and Roth IRAs

General Information

Establishing your Elfun IRA

     To establish an Elfun IRA, you must complete and sign a New Account Form. By signing the New Account Form, you agree to be bound by the terms of the Custodial Account Agreement, attached to this Disclosure Statement. There is a minimum initial purchase of $500 for each new Elfun IRA. Subsequent purchases may be as little as $100 by check or $25 by systematic purchases such as payroll deductions or direct deposit. Please review this entire Disclosure Statement for IRS rules and restrictions on contributions to your Traditional IRA or Roth IRA and the deductibility of such contributions.

     Deposits to your Elfun Traditional IRA or Elfun Roth IRA should be transmitted or delivered as follows:

            Elfun IRA
            P.O. Box 419631
            Kansas City, MO 64141-6631

     Such deposits should be accompanied or preceded by instructions as to how such amounts should be invested. Deposits by check should be made payable to "State Street Bank and Trust Company, IRA Custodian." Under no circumstances should checks be made payable to the Distributor, or deposits of currency be made.

IRA requirements

     All Elfun IRAs must meet certain requirements. Contributions generally must be made in cash (in the form of a check). The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or collectibles or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

May I revoke my Elfun IRA?

     You may revoke a newly established Elfun Traditional or Elfun Roth IRA at any time within seven days after the date on which you receive this Disclosure Statement. An Elfun Traditional or Elfun Roth IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

     To revoke your Elfun Traditional or Elfun Roth IRA, mail or deliver a written notice of revocation to:

            Elfun IRA
            P.O. Box 419631
            Kansas City, MO 64141-6631

     Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your Elfun Traditional or Elfun Roth IRA within the seven-day period, you are entitled to a return of the entire amount you originally contributed into your Elfun Traditional or Elfun Roth IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.

Investments

How are my Elfun IRA contributions invested?

     You control the investment and reinvestment of contributions to your Elfun Traditional or Elfun Roth IRA. Investments must be in one or more of the Elfun Funds available from time to time as listed in the New Account Form for your Elfun Traditional or Elfun Roth IRA. You direct the investment of your Elfun IRA by giving your investment instructions to the Distributor. If a Service Company has been designated, instructions may be given to the Service Company rather than to the Distributor; as of the date of this Disclosure Statement, no Service Company had been designated. Since you control the investment of your Elfun Traditional or Elfun Roth IRA, you are responsible for any losses; the Custodian, the Distributor and the Service Company or their affiliates have no responsibility for any loss or diminution in value occasioned by your exercise of investment control.

     If investment instructions have not been received by the Distributor or the Service Company, if any, by the time your Elfun Traditional IRA or Elfun Roth IRA contribution has been received, or the instructions are unclear in the opinion of the party receiving such instructions, or the instructions are for a transaction that is not permitted by the terms of the Elfun IRA, your contribution may, at the discretion of the Distributor or Service Company, if any, either be returned to you or invested and held in the Elfun Money Market Fund, without any liability on the part of the Distributor or Service Company, if any, for any resulting loss of income or appreciation or depreciation, pending receipt of appropriate investment instructions, further clarification or confirmation of eligibility. If instructions regarding existing assets held in your Elfun Traditional IRA or Elfun Roth IRA are received by the Distributor or the Service Company, if any, with respect to the purchase or redemption of any Elfun Fund, receipt or disposition of any dividends or capital gains distributions on or the proceeds of a redemption or sales of shares of the Elfun Funds or other transaction which are unclear in the opinion of the party receiving such instructions, or the instructions are for a transaction that is not permitted by the terms of the Elfun IRA, the Distributor or Service Company, if any, may, at its discretion, either refrain from carrying out such instructions or, in the case of dividends or capital gains distributions on or the proceeds of a redemption or sale of existing assets, invest and hold such amounts in the Elfun Money Market Fund, without any liability on the part of the Distributor or Service Company, if any, for any resulting loss of income or appreciation or depreciation, pending receipt of appropriate instructions, further clarification or confirmation of eligibility. No interest or other investment return will be paid to your Elfun Traditional IRA or Elfun Roth IRA on any cash amounts contributed to or held as assets of your Elfun Traditional IRA or Elfun Roth IRA, except for returns on assets invested in Elfun Funds, pending receipt of appropriate instructions, further clarification or confirmation of eligibility.

     With respect to the Elfun Funds, purchases and redemptions for your Elfun Traditional IRA or Elfun Roth IRA will generally be effected at the applicable public offering price or net asset value for shares of the Elfun Fund(s) involved next determined after the Distributor or the Service Company, if any, receives proper investment instructions from you. Consult the current prospectus for the Elfun Fund(s) involved for additional information.

     Investments will be made in such amounts and proportions as you may direct to the Distributor or the Service Company, if any, from time to time, subject to such minimum investment requirements as may be specified in the prospectuses for the Elfun Funds.

     Because you control the selection of investments for your Elfun Traditional IRA or Elfun Roth IRA, the growth in value of your Elfun Traditional IRA or Elfun Roth IRA cannot be guaranteed or projected. As such, any investment decision on your part must be made with a complete understanding of the risks associated with such an investment, including your understanding that:

     o    You are under no obligation to invest in any particular Elfun Fund;

     o The Elfun Funds are being made available to you as alternative investment vehicles without any specific endorsement by General Electric Company or its affiliated companies, and neither General Electric Company nor its affiliated companies are acting in an employment capacity with respect to any individual participating in the Elfun Traditional or Elfun Roth IRA program;

     o An investment in any particular Elfun Fund may not be suitable for your financial goals and objectives or for other reasons; and

     o Alternative individual retirement account programs are available for investment that provide the same tax consequences as the Elfun IRA program.

     Before making any investment in the Elfun Funds, please read carefully the current prospectus for the Elfun Funds you are considering as an investment for your Elfun IRA. The prospectus contains information about each Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements, management fees and expenses, sales, redemption or other charges, and other information.

Are there any restrictions on the use of my Elfun IRA assets?

     As stated above, the assets in your Elfun Traditional IRA or Elfun Roth IRA may only be invested in the Elfun Funds.

     The tax-exempt status of your Traditional or Roth IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. Upon such revocation, your Traditional or Roth IRA is treated as distributing its assets to you. The taxable portion of the amount in your IRA will be subject to income tax (unless, in the case of a Roth IRA, the requirements for a tax-free withdrawal are satisfied). Also, you may be subject to a 10% penalty tax on the taxable amount as a premature withdrawal if you have not yet reached the age of 59 1/2.

What is a prohibited transaction?

     Generally, a prohibited transaction is any improper use of the assets in your Traditional or Roth IRA. Some examples of prohibited transactions are:

     o Direct or indirect sale or exchange of property between you and your Traditional or Roth IRA.

     o Transfer of any property from your Traditional or Roth IRA to yourself or from yourself to your Traditional or Roth IRA.

     Your Traditional or Roth IRA could lose its tax exempt status if you use all or part of your interest in your Traditional or Roth IRA as security for a loan or borrow any money from your Traditional or Roth IRA. Any portion of your Traditional or Roth IRA used as security for a loan will be treated as a distribution in the year in which the money is borrowed. This amount may be taxable and you may also be subject to the 10% premature withdrawal penalty on the taxable amount.

Fees and Expenses

Custodian's Fees

     The following is a list of the fees charged by the Custodian for maintaining either an Elfun Traditional IRA or an Elfun Roth IRA.

o Annual maintenance fee for an Elfun IRA account: $11 for each social security number.

o    Account termination fee for an Elfun IRA account is $15.


General Fee Policies

o Fees may be paid by you directly, or the Custodian may deduct them from your Elfun Traditional or Elfun Roth IRA.

o    Fees or waivers of fees may be changed upon 30 days written notice to you.

o The full annual maintenance fee will be charged for any calendar year during which you have an Elfun Traditional or Elfun Roth IRA account with us. This fee is not pro-rated for periods of less than one full year.

o Termination fees are charged when your account is closed whether the funds are distributed to you or transferred to a successor custodian or trustee.

o The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule.

Elfun Fund Fees

     Each Elfun Fund in which your Traditional or Roth IRA is invested pays fees for investment advisory, administrative, and other services. These fees are described in detail in the current prospectus for the Elfun Funds.

Tax Matters

What IRA reports does the custodian issue?

     The Custodian will report all withdrawals to the IRS and the recipient on the appropriate form. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal.

     The Custodian will report to the IRS the year-end value of your account and the amount of any rollover (including conversions of a Traditional IRA to a Roth
IRA) or regular contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless the Custodian receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is MOST IMPORTANT that a contribution between January and April 15th for the prior year be clearly designated as such.

What tax information must I report to the IRS?

     You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution or you take a premature withdrawal that is subject to the 10% penalty tax, or you withdraw less than the minimum amount required from your Traditional IRA. If your beneficiary fails to make required minimum withdrawals from your Traditional or Roth IRA after your death, your beneficiary may be subject to an excise tax and be required to file Form 5329.

     For Traditional IRAs, you must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from Traditional IRAs in that year; (3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and (4) the total value of all your Traditional IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

Which withdrawals are subject to withholding?

Roth IRA

     Federal income tax will be withheld at a flat rate of 10% of any taxable withdrawal from your Roth IRA, unless you elect not to have tax withheld. Withdrawals from a Roth IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

Traditional IRA

     Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your Traditional IRA, unless you elect not to have tax withheld. Withdrawals from a Traditional IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

Account Termination

     You may terminate your Elfun Traditional IRA or Elfun Roth IRA at any time after its establishment by sending withdrawal instructions in a form acceptable to the Custodian, or a transfer authorization form, to:

            Elfun IRA
            P.O. Box 419631
            Kansas City, MO 64141-6631

     Your Elfun Traditional IRA or Elfun Roth IRA will terminate upon the first to occur of the following:

     o The date your properly executed withdrawal instructions (as described above) withdrawing your total Elfun Traditional IRA or Elfun Roth IRA balance are received and accepted by the Custodian.

     o The date the Elfun Traditional IRA or Elfun Roth IRA ceases to qualify under the tax code. This will be deemed a termination.

     o The transfer of the Elfun Traditional IRA or Elfun Roth IRA to another custodian/trustee.

     o The rollover of the amounts in the Elfun Traditional IRA or Elfun Roth IRA to another custodian/trustee.

     Any outstanding fees must be received prior to such a termination of your account or will be deducted from the account.

     The amount you receive from your Elfun IRA upon termination of the account will be treated as a withdrawal, and thus the rules relating to Traditional IRA or Roth IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 59 1/2, the 10% early withdrawal penalty may apply to the taxable amount you receive.

IRA Documents

Traditional IRA

     The terms contained in Articles I to VII of Part One of the Elfun Individual Retirement Custodial Agreement have been promulgated by the IRS in Form 5305-A for use in establishing a Traditional IRA Custodial Account that meets the requirements of Code Section 408(a) for a valid Traditional IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of a Traditional IRA or of any investment permitted by a Traditional IRA.

Roth IRA

     The terms contained in Articles I to VII of Part Two of the Elfun Individual Retirement Custodial Account Agreement have been promulgated by the IRS in Form 5305-RA for use in establishing a Roth IRA Custodial Account that meets the requirements of Code Section 408A for a valid Roth IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of a Roth IRA or of any investment permitted by a Roth IRA.

     Based on legal advice relating to current tax laws and IRS guidance, State Street Bank, as Custodian for the Elfun IRAs, believes that the use of an Elfun Individual Retirement Account Document such as this, containing information for both an Elfun Traditional IRA or an Elfun Roth IRA, will be acceptable to the IRS. However, if the IRS makes a ruling, or if Congress enacts legislation, regarding the use of different documentation, State Street Bank will forward to you new documentation for your Elfun Traditional IRA or Elfun Roth IRA (as appropriate) for you to read and, if necessary, an appropriate New Account Form to sign. By adopting an Elfun Traditional IRA or an Elfun Roth IRA using these materials, you acknowledge this possibility and agree to this procedure if necessary. In all cases, to the extent permitted, State Street Bank will treat your IRA as being opened on the date your account was opened using the New Account Form in this Document.

Additional Information

     For additional information, contact your investment professional or call 1 (800) 242-0134.

Custodial Account Agreement
Part One: Traditional IRAs


     The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-A for use in establishing an individual retirement custodial account.

Article I.

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

Article II.

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III.

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

Article IV.

     1. Notwithstanding any provisions of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

          (a) A single-sum payment.

          (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

          (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

          (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

          (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

     4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

          (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

          (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

               (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

               (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

          (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

          (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V.

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI.

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

Article VII.

     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the New Account Form.

Custodial Account Agreement
Part Two: Roth IRAs

     The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-RA for use in establishing a Roth Individual Retirement Custodial Account.

Article I.

     1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions (in the form of a check) and only up to a maximum amount of $2,000 for any tax year of the Depositor.

     2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article IA

     The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article II.

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III.

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold, silver, and platinum coins, coins issued under specified statutes, coins issued under the laws of any state, and certain bullion.

Article IV.

     1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

          (a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

          (b) Be distributed over the life or life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

     If distributions do not begin by the date described in (b), distribution method (a) will apply.

     2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary. Determine that initial life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

     3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

Article V.

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI.

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VII.

     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

Custodial Account Agreement
Part Three: Provisions applicable to both Traditional IRAs and Roth IRAs

Article VIII.

     1. As used in this Article VIII the following terms have the following meanings:

     "Account" or "Custodial Account" means the individual retirement account established using the terms of either Part One or Part Two and, in either event, Part Three of this Elfun Individual Retirement Custodial Account Agreement and the New Account Form signed by the Depositor. The Account may be a Traditional Individual Retirement Account or a Roth Individual Retirement Account, as specified by the Depositor. See Section 24 below.

     "Custodian" means State Street Bank and Trust Company.

     "Distributor" means GE Investment Distributors, Inc. which has a contract with the Elfun Funds to serve as distributor of the shares of such Funds.

     In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Elfun Funds, or by an entity that has a contract to perform management, administrative or investment advisory services for the Fund(s).

     "Elfun Fund(s) or Fund(s)" means a mutual fund or registered investment company which is specified in the Application, or which is designated by the Distributor named in the Application, as being available as an investment for the Custodial Account; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state and country of the Depositor's residence in order to be an Elfun Fund hereunder.

     "Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor.

     In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor or by an entity specified in the paragraph following the definition of the term "Distributor," and references herein to Service Company shall be deemed to be references to such Distributor or to such other entity.

     "Sponsor" means GE Investment Distributors, Inc. and its affiliates.

     2. The Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor's initial contribution will be returned, without adjustment for administrative expenses, brokerage fees or commissions, sales or advisory charges, fluctuations in market value or other changes.

     The Depositor may certify in the New Account Form that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before the Depositor signed the New Account Form to establish the Custodial Account, and the Custodian may rely upon such certification.

     3. All contributions to the Custodial Account shall be invested and reinvested in full and fractional shares of one or more Elfun Funds, provided that investments in one or more Elfun Funds are available unless the Depositor fails to meet any of the eligibility requirements specified in the then effective prospectus for such Elfun Fund(s).

     Such investments shall be made in such proportions and/or in such amounts as Depositor from time to time in the New Account Form or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.

     The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Elfun Funds hereunder to the Elfun Funds' transfer agent. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, or the instructions are for a transaction that is not permitted by the terms hereof, such contributions may, at the discretion of the Service Company, either be returned to the Depositor or invested and held in the Elfun Money Market Fund, without any liability on the part of the Service Company for any resulting loss of income or appreciation or depreciation, pending receipt of appropriate investment instructions, further clarification, or confirmation of eligibility. If instructions regarding existing assets held in the Custodial Account are received by the Service Company with respect to the purchase or redemption of any Elfun Fund, receipt or disposition of any dividends on or the proceeds of a redemption or sale of shares of the Elfun Funds or other transaction, which are unclear or incomplete in the opinion of the Service Company, the Service Company may, at its discretion, either refrain from carrying out such instructions, or, in the case of dividends on or the proceeds of a redemption or sale of existing assets, invest and hold such amounts in the Elfun Money Market Fund, without any liability on the part of the Service Company for any resulting loss of income or appreciation or depreciation, pending receipt of appropriate instructions, further clarification or confirmation of eligibility. No interest or other investment return will be paid to the Custodial Account on any cash amounts contributed to or held as assets in the Custodial Account, except for returns on assets invested in Elfun Funds, pending receipt of appropriate instructions, further clarification or confirmation of eligibility.

     All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to Elfun Funds as described in its prospectus.

     All dividends and capital gains or other distributions received on the shares of any Elfun Fund held in the Depositor's Account shall be (unless received in additional shares) reinvested in full and fractional shares of such Elfun Fund (or of any other Elfun Fund offered by the Sponsor, if so directed).

     4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to Elfun Funds, the Depositor may at any time direct the Service Company or the Distributor, as applicable, to exchange all or a specified portion of the assets in the Depositor's Account for shares and fractional shares of one or more Elfun Funds. The Depositor shall give such directions by written notice acceptable to the Service Company or the Distributor, as applicable, and the Service Company or the Distributor, as applicable, will process such directions as soon as practicable after receipt thereof (subject to the third paragraph of Section 3 of this Article VIII).

     5. Any purchase or redemption of shares of Elfun Funds for or from the Depositor's Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor's investment directions to the transfer agent for the Fund(s).

     Any purchase, exchange, transfer or redemption of shares of an Elfun Fund or from the Depositor's Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

     6. The Service Company shall maintain adequate records of all transactions transmitted by it. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.

     The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.

     7. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor's exercise of investment control over his Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of such assets.

     8. The Depositor may in writing appoint an investment adviser with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment adviser's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment adviser's appointment is in effect, the investment adviser may issue investment instructions to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.

     The Depositor's appointment of any investment adviser will also be deemed to be instructions to the Custodian and the Service Company to pay such investment adviser's fees to the investment adviser from the Custodial Account hereunder without additional authorization by the Depositor or the Custodian.

     9. Distribution of the assets of the Custodial Account shall be made at such time and in such form as Depositor (or the Beneficiary if Depositor is deceased) shall elect by written order to the Custodian. Depositor acknowledges that any distribution of a taxable amount from the Custodial Account (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in Code Section 4973, or a "rollover" from this Custodial Account) made earlier than age 59 1/2 may subject Depositor to an "additional tax on early distributions" under Code Section 72(t) unless an exception to such additional tax is applicable. For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code Section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. It is the responsibility of the Depositor (or the Beneficiary) by appropriate distribution instructions to the Custodian to insure that any applicable distribution requirements of Code Section 401(a)(9) and Article IV above are met. If the Depositor (or Beneficiary) does not direct the Custodian to make distributions from the Custodial Account by the time that such distributions are required to commence in accordance with such distribution requirements (to the extent applicable), the Custodian (and Service Company) shall assume that the Depositor (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Depositor (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. The Depositor (or the Depositor's surviving spouse) may elect to comply with the applicable distribution requirements in Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Depositor and/or the Depositor's surviving spouse, as applicable, will not be recalculated; any such election may be in such form as the Depositor (or surviving spouse) provides (including the calculation of minimum distribution amounts in accordance with a method that does not provide for recalculation of the life expectancy of one or both of the Depositor and surviving spouse and instructions for withdrawals to the Custodian in accordance with such method). Notwithstanding paragraph 2 of Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin, life expectancies shall not be recalculated. Neither the Custodian nor any other party providing services to the Custodial Account assumes any responsibility for the tax treatment of any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution.

     10. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution or honoring any assignment of the Custodial Account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian's records, and such distribution shall to the extent thereof completely discharge the Custodian's liability for such payment.

     11. (a) The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Custodian for use in connection with the Custodial Account, signed by the designating person, and filed with the Custodian. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire Custodial Account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the Custodial Account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. Mail or with a reputable delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the Custodial Account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means the Depositor during his/her lifetime; after the Depositor's death, it also means the Depositor's spouse, but only if the spouse elects to treat the Custodial Account as the spouse's own Custodial Account in accordance with applicable provisions of the Code.

          (b) When and after distributions from the Custodial Account to the Depositor's Beneficiary commence, all rights and obligations assigned to the Depositor hereunder shall inure to, and be enjoyed and exercised by, the Beneficiary instead of the Depositor.

     12. (a) The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) or Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.

     (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

     (c) The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Custodial Account.

     (d) The Depositor shall file any reports to the Internal Revenue Service which are required by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to advise the Depositor, concerning or monitor the Depositor's compliance with, such requirement.

     13. (a) The Depositor retains the right to amend this Custodial Account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to the Custodian by registered or certified mail, unless the Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this Custodial Account document as so amended, it may resign in accordance with Section 17 below.

     (b) The Depositor delegates to the Custodian the Depositor's right so to amend, provided (i) the Custodian does not substitute other investments for existing investments under this Custodial Agreement and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to the Depositor, and the Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to the Depositor is mailed, the Depositor either (i) gives the Custodian a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the Custodian and appoints a successor under Section 17 below.

     Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of any amendment to any applicable provision of the Internal Revenue Code or regulations or rulings thereunder, the Custodian and the Service Company may operate the Depositor's Custodial Account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account.

     (c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of the Custodian without its prior written consent.

     (d) This Section 13 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

     14. (a) Custodian shall terminate the Custodial Account if this Agreement is terminated or if, within 30 days (or such longer time as the Custodian may agree) after resignation or removal of the Custodian under Section 17, Depositor or Sponsor, as the case may be, has not appointed a successor which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof in a single payment in cash or in kind to the Depositor, subject to the Custodian's right to reserve funds as provided in
Section 17.

     (b) Upon termination of the Custodial Account, this custodial account document shall have no further force and effect (except for Sections 15(f), 17(b) and (c) hereof which shall survive the termination of the Custodial Account and this document), and the Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

     15. (a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the Custodian under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party.

     (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from the Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s) or the Custodian, as appropriate.

     (c) The parties do not intend to confer any fiduciary duties on the Custodian, Service Company or the Sponsor (or any other party providing services to the Custodial Account), and none shall be implied. None of such parties shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts), tax treatment or propriety of any distribution hereunder, which matters are the sole responsibility of the Depositor and Depositor's Beneficiary.

     (d) Not later than 60 days after the close of each calendar year (or after the Custodian's resignation or removal), the Custodian or Service Company shall file with the Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to the Depositor (or the Beneficiary), the Custodian or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which the Depositor shall have filed written objections with the Custodian or Service Company within such 60 day period.

     (e) The Service Company shall deliver, or cause to be delivered, to the Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to assets credited to the Custodial Account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from the Depositor.

     (f) The Depositor shall always fully indemnify the Service Company, Distributor, Sponsor, Custodian, and Elfun Funds and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company's, Distributor's, Sponsor's, Custodian's or Elfun Funds' bad faith, gross negligence or willful misconduct, (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 10, or (iii) actions taken or omitted in good faith by such parties. Neither the Service Company nor the Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and the Depositor, and unless fully indemnified for so doing to that party's satisfaction.

     (g) The Custodian and the Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

     (h) The Custodian, Distributor, Elfun Funds, Sponsor and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from the Depositor or the Beneficiary, or any investment adviser appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, the Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

     16. (a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the New Account Form or Disclosure Statement, as applicable. The Custodian may substitute a different fee schedule at any time upon 30 days' written notice to Depositor. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by the Depositor.

     (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account. If the Custodian is required to pay any such amount, the Depositor (or Beneficiary) shall promptly upon notice thereof reimburse the Custodian.

     (c) All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient assets held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

     17. (a) Upon 30 days' prior written notice to the Custodian, Depositor or Sponsor, as the case may be, may remove the Custodian from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 30 days' prior written notice to the Sponsor, whereupon the Sponsor shall notify the Depositor (or Beneficiary) and shall appoint a successor to the Custodian. In connection with its resignation hereunder, the Custodian may, but is not required to designate a successor custodian by written notice to the Sponsor or Depositor (or Beneficiary), and the Sponsor or Depositor (or Beneficiary) will be deemed to have consented to such successor unless the Sponsor or Depositor (or Beneficiary) designates a different successor custodian and provides written notice thereof together with such a different successor's written acceptance by such date as the Custodian specifies in its original notice to the Sponsor or Depositor (or Beneficiary); provided that the Sponsor or Depositor (or Beneficiary) will have a minimum of 30 days to designate a different successor.

     (b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by the Custodian of written acceptance by its successor of such successor's appointment, the Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of the Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. The Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

     (c) Any Custodian shall not be liable for the acts or omissions of its predecessor or its successor.

     18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

     19. Except where otherwise specifically required in this Agreement, any notice from the Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

     20. The Depositor or Depositor's Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of the Depositor or Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary except to the extent required by law.

     21. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

     If in the New Account Form, the Depositor designates that the Custodial Account is a Traditional IRA, this Agreement is intended to qualify under Code
Section 408(a) as an individual retirement custodial account and to entitle the Depositor to the retirement savings deduction under Code Section 219 if available. If in the New Account Form the Depositor designates that the Custodial Account is a Roth IRA, this Agreement is intended to qualify under Code Section 408A as a Roth individual retirement custodial account and to entitle Depositor to the tax-free withdrawal of amounts from the Custodial Account to the extent permitted in such Code section.

     If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in whichever of the two preceding sentences is applicable.

     However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and the Depositor is referred to the Depositor's financial or legal adviser for any such assurances.

     22. The Depositor should seek advice from the Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering the Custodian to make distributions from the Account. The Depositor acknowledges that the Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

     23. If any provision of any document governing the Custodial Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the Custodian, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.

     24. The legal documents governing the Custodial Account are as follows:

          (a) If in the New Account Form the Depositor designated the Custodial Account as a Traditional IRA under Code Section 408(a), the provisions of Part One and Part Three of this Agreement and the provisions of the New Account Form are the legal documents governing the Depositor's Custodial Account.

          (b) If in the New Account Form the Depositor designated the Custodial Account as a Roth IRA under Code Section 408A, the provisions of Part Two and Part Three of this Agreement and the provisions of the New Account Form are the legal documents governing the Depositor's Custodial Account.

          (c) In the New Account Form the Depositor must designate the Custodial Account as either a Roth IRA or a Traditional IRA, and a separate account will be established for such IRA. One Custodial Account may not serve as a Roth IRA and a Traditional IRA (through the use of subaccounts or otherwise).

     25. Articles I through VII of Part One of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-A. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-A, the Custodian will amend this Agreement correspondingly.

     Articles I through VII of Part Two of this Agreement are in the form promulgated or approved by the Internal Revenue Service as Form 5305-RA. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-RA, the Custodian will amend this Agreement correspondingly.

     The Internal Revenue Service has endorsed the use of documentation permitting a Depositor to establish either a Traditional IRA or Roth IRA (but not both using a single New Account Form), and this Document complies with the requirements of the IRS guidance for such use. If the Internal Revenue Service subsequently determines that such an approach is not permissible, or that the use of a "combined" New Account Form does not establish a valid Traditional IRA or a Roth IRA (as the case may be), the Custodian will furnish the Depositor with replacement documents and the Depositor will if necessary sign such replacement documents. The Depositor acknowledges and agrees to such procedures and to cooperate with the Custodian to preserve the intended tax treatment of the Account.

     26. If the Depositor maintains an Individual Retirement Account under Code section 408(a), the Depositor may convert or transfer such other IRA to a Roth IRA under Code section 408A using the terms of this Agreement and the New Account Form by completing and executing the New Account Form and giving suitable directions to the Custodian and the custodian or trustee of such other IRA. Alternatively, the Depositor may convert or transfer such other IRA to a Roth IRA by use of a reply card or by telephonic, computer or electronic means in accordance with procedures adopted by the Custodian or Service Company intended to meet the requirements of Code section 408A, and the Depositor will be deemed to have executed the New Account Form and adopted the provisions of this Agreement and the New Account Form in accordance with such procedures.

     27. The Depositor acknowledges that he or she has received and read the current prospectus for each Elfun Fund in which his or her Account is invested and the Elfun Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the New Account Form is correct.

Elfun Funds
3003 Summer Street
Stamford, CT 06904-7900


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